Exhibit 1.1

JBG SMITH Properties

Common Shares ($0.01 par value)

AMENDMENT NO. 1 TO

EQUITY DISTRIBUTION AGREEMENT

June 30, 2021

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

AMENDMENT NO. 1, dated as of the 30th day of June, 2021 (this “Amendment No. 1”), by and among JBG SMITH Properties, a Maryland real estate investment trust (the “Company”), JBG SMITH Properties, LP, a Maryland limited partnership (the “Operating Partnership”), BofA Securities, Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Regions Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as sales agents (each, an “Agent” and, collectively, the “Agents”), to that certain Equity Distribution Agreement, dated July 2, 2018 (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the Company, the Operating Partnership, BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc. (f/k/a Merrill Lynch, Pierce, Fenner & Smith Incorporated), J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Robert W. Baird & Co. Incorporated and Wells Fargo Securities, LLC were parties to the Agreement when such Agreement was initially executed;

WHEREAS, the parties hereto wish to, among other things, (i) amend the Agreement to modify the definition of certain defined terms set forth in the Agreement and used therein and (ii) permit each of Credit Agricole Securities (USA) Inc., Regions Securities LLC and TD Securities (USA) LLC (each, a “New Party”) to become party to the Agreement as Agents, in each case with effect on and after June 30, 2021 (the “Effective Date”);

WHEREAS, each of Citigroup Global Markets Inc. and Robert W. Baird & Co. Incorporated has terminated the Agreement as to itself pursuant to Section 9(a) of the Agreement (subject to Section 9(d) of the Agreement) on or prior to the Effective Date; and

WHEREAS, this Amendment No. 1 shall constitute an amendment to the Agreement, and such Agreement shall remain in full force and effect as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreement to amend the Agreement, the parties hereto, intending legally to be bound, hereby amend and modify the Agreement as of the date hereof as follows:

Section 1.          Definitions. Unless otherwise specified herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

Section 2.          Representation and Warranty. Each of the Company and the Operating Partnership, jointly and severally, represent and warrant to the Agents that this Amendment No. 1 has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Operating Partnership.

Section 3.          Joinder. Each New Party hereby joins and becomes a party to the Agreement (as amended by this this Amendment No. 1) as an Agent and agrees to be hereby bound by and be subject to, and shall continue to be bound by and subject to, the terms and provisions of the Agreement (as amended by this Amendment No. 1). Each New Party acknowledges that it has received a copy of the Agreement.

Section 4.          Amendment of the Agreement.

(a)         References to “Merrill Lynch, Pierce, Fenner & Smith Incorporated,” shall be amended to refer to “BofA Securities, Inc.” and references to “Merrill Lynch” shall be amended to refer to “BofA”.

(b)           References to “Agent” and “Agents” shall refer to each of BofA Securities, Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Regions Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC.

(c)        The first sentence of the second paragraph of the Agreement shall be amended to replace “(File No. 333-226023)” with “(File No. 333-257542)”.

(d)           The fourth sentence of the second paragraph of the Agreement shall be deleted and replaced with the following:

“Promptly after execution and delivery of the Amendment No. 1, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”).”

(e)           References to “Prospectus Supplement” shall refer to the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on the date hereof, in the form furnished by the Company to the Agents in connection with the offering of the Shares.

(f)            Section 1(xix) is amended and restated in its entirety as follows:

“Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Description of Shares of Beneficial Interests,” “Description of Common Shares,” “Partnership Agreement,” “Restrictions on Ownership and Transfer,” “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws,” “Material U.S. Federal Income Tax Consequences” and “Plan of Distribution,” in each case as the same may have been or may hereafter be amended, supplemented or replaced from time to time by information in filings on Form 8-K or Proxy Statements on Schedule 14A that in each case are or are deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; and (b) the Company’s most recent Annual Report on Form 10-K (as amended if applicable) filed with the Commission under the following headings “Risk Factors—Risks and Conflicts of Interest Related to Our Organization and Structure—Our declaration of trust and bylaws, the partnership agreement of our operating partnership and Maryland law contain provisions that may delay, defer or prevent a change of control transaction that might involve a premium price for our common shares or that our shareholders otherwise believe to be in their best interest” and “Risk Factors— Risks and Conflicts of Interest Related to Our Organization and Structure—The limited partnership agreement of our operating partnership requires the approval of the limited partners with respect to certain extraordinary transactions involving JBG SMITH, which may reduce the likelihood of such transactions being consummated, even if they are in the best interests of, and have been approved by, our shareholders” or any substantially identical headings, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.”

(g)           The definition of “Determination Date” contained in Section 4(x) shall refer to the eighteenth month anniversary of the date of this Amendment No. 1.

(h)           Section 5(h) of the Agreement is amended and restated in its entirety as follows:

“Termination of this Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agents by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 12, 13, 14, 15 and 19 hereof shall remain in full force and effect notwithstanding such termination.”

(i)            Section 9(d) of the Agreement is amended and restated in its entirety as follows:

“In the event of any termination under this Section 9, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 12, 13, 14, 15 and 19 hereof shall remain in effect.”

(j)            Section 10 of the Agreement is amended and restated in its entirety as follows:

“Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to BofA Securities, Inc., shall be directed to BofA Securities, Inc., One Bryant Park, New York, NY 10036, Attention: ATM Execution, Email: dg.atm_execution@bofa.com, with a copy to ECM Legal, Fax: 212-230-8730; notices to BMO Capital Markets Corp. shall be directed to BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, New York 10036, Attention: Legal Department (fax no.: (212) 702-1205); notices to BNY Mellon Capital Markets, LLC, shall be directed to BNY Mellon Capital Markets, LLC, 101 Barclay St., 3rd Floor, New York, New York 10286 Attention: Michael Palma (fax no.: (212) 815-6403); notices to Capital One Securities, Inc., shall be directed to Capital One Securities, Inc., 201 St. Charles Avenue, Suite 1830, New Orleans, Louisiana 70170, Attention: Compliance; notices to Credit Agricole Securities (USA) Inc., shall be directed to Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, NY 10019, Attention: Northon Melo, Email: northon.melo@ca-cib.com with a copy to equitycapitalmarkets@ca-cib.com; notices to Goldman Sachs & Co. LLC, shall be directed to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; notices to J.P. Morgan Securities LLC, shall be directed to 383 Madison Avenue, New York, New York 10179, Attention of Special Equities Desk (fax no.: (212) 622-8358; notices to Morgan Stanley & Co. LLC, shall be directed to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention Equity Syndicate Desk, with a copy to Legal Department; notices to Regions Securities LLC, shall be directed to Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, NC 28202, Attention: Brit Stephens (brit.stephens@regions.com) and Ed Armstrong (ed.armstrong@regions.com), with a copy to ECMDeks@regions.com; notices to TD Securities (USA) LLC, shall be directed to TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Equity Capital Markets, (E-Mail: USTMG@tdsecurities.com); notices to Wells Fargo Securities, LLC shall be directed to Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918), and notices to the Company shall be directed to it at JBG SMITH Properties, 4445 Willard Avenue, Suite 400, Chevy Chase, Maryland 20815, Attention: Steven A. Museles (Chief Legal Officer and Corporate Secretary), telephone number (240) 333-3600.”

(k)            Section 17 shall be amended to add the following as a new second sentence:

“Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.”

(l)            The following shall be added as Sections 19 and 20:

“Section 19. Recognition of the U.S. Special Resolution Regimes.

(a)	In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)	For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 20. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Transaction Entities, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.”

(m)         Notwithstanding anything to the contrary contained herein, this Amendment No. 1 shall not have any effect on offerings or sales of Shares prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “Prospectus Supplement,” and “Agent,” contained in the Agreement prior to the Effective Date.

Section 5.          GOVERNING LAW. THIS AMENDMENT NO. 1 AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 6.        Entire Agreement. The Agreement, as amended by this Amendment No. 1, represents the entire agreement between the Company, the Operating Partnership and each Agent with respect to the preparation of any Registration Statement, prospectus supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

Section 7.          Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment No. 1.

Section 8.      Effect of Headings. The Section headings in this Amendment No. 1 are for convenience only and shall not affect the construction hereof.

Section 9.          Execution in Counterparts; Electronic Signatures. This Amendment No. 1 may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents, the Company and the Operating Partnership in accordance with its terms.

Very truly yours, JBG SMITH Properties

By:	/s/ M. Moina Banerjee
	Name:	M. Moina Banerjee
	Title:	Chief Financial Officer
JBG SMITH Properties LP
By:	/s/ M. Moina Banerjee
	Name:	M. Moina Banerjee
	Title:	Chief Financial Officer

[Signature Page to JBG SMITH Properties EDA Amendment]

Accepted as of the date first written above

By:	BofA Securities, Inc.

By:	/s/ Tim Olsen
	Name:	Tim Olsen
	Title:	Managing Director

By:	BMO Capital Markets Corp.

By:	/s/ Eric Dobi
	Name:	Eric Dobi
	Title:	Managing Director

By:	BNY Mellon Capital Markets, LLC

By:	/s/ Dan Klinger
	Name:	Dan Klinger
	Title:	Managing Director

By:	Capital One Securities, Inc.

By:	/s/ Gregory Horstman
	Name:	Gregory Horstman
	Title:	Managing Director

[Signature Page to JBG SMITH Properties EDA Amendment]

By:	Credit Agricole Securities (USA) Inc.

By:	/s/ Northon Melo
	Name:	Northon Melo
	Title:	Managing Director

By:	Goldman Sachs & Co. LLC

By:	/s/ Ryan Cunn
	Name:	Ryan Cunn
	Title:	Managing Director

By:	J.P. Morgan Securities LLC

By:	/s/ Stephanie Little
	Name:	Stephanie Little
	Title:	Executive Director

By:	Morgan Stanley & Co. LLC

By:	/s/ Doris Lo
	Name:	Doris Lo
	Title:	Vice President

By:	Regions Securities LLC

By:	/s/ Edward L. Armstrong
	Name:	Edward L. Armstrong
	Title:	Managing Director - ECM

[Signature Page to JBG SMITH Properties EDA Amendment]

By:	TD Securities (USA) LLC

By:	/s/ Brad Limpert
	Name:	Brad Limpert
	Title:	Managing Director

By:	Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director

[Signature Page to JBG SMITH Properties EDA Amendment]